UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington  D. C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND

 EXCHANGE ACT OF 1934.

Date of Report (Date of Earliest Event Reported) December 14, 2007

DNAPrint Genomics, Inc.
(Exact name of registrant as specified in charter)

Utah	0-31905	59-2780520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 West University Parkway, Sarasota, FL 34243
(Address of principal executive offices)

(941) 366-3400
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05

COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On December 14, 2007, to reduce its costs, the Registrant closed the Toronto-based office of its wholly-owned subsidiary, Ellipsis Biotherapeutics Corporation (“Ellipsis”).  The Registrant is in negotiations to move the Ellipsis operations to another location in the Toronto area, but if the Registrant is unable to reach a relocation agreement on satisfactory terms and conditions, then the Ellipsis operations will be consolidated with Trace Genetics, Inc., a subsidiary of the Registrant located in California.  The Registrant anticipates this will occur during January 2008.

The Registrant anticipates it will have costs associated with termination benefits of approximately $25,000, moving costs of approximately $50,000 and contract termination costs of approximately $27,000.  The estimated total range of amounts expected to be incurred and paid in connection with this closure is approximately $100,000 to $110,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DNAPrint Genomics, Inc.

By:	/s/ Richard Gabriel
Richard Gabriel
President

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